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                                                                  EXHIBIT (m)(1)

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

                        VAN KAMPEN LIFE INVESTMENT TRUST


     The plan set forth below (the "Distribution Plan") is the written plan contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), for each portfolio (each a "Portfolio," and collectively, the "Portfolios") of the VAN KAMPEN LIFE INVESTMENT TRUST (the "Trust") set forth on Annex A hereto. This Distribution Plan describes the material terms and conditions under which assets of each Portfolio may be used in connection with financing distribution related activities with respect to its Class II shares of beneficial interest (the "Class II Shares").1

     Each Portfolio has adopted a service plan (the "Service Plan") pursuant to which such Portfolio is authorized to expend on an annual basis a portion of its average net assets attributable to its Class II Shares in connection with the provision by the principal underwriter (within the meaning of the 1940 Act) of the Class II Shares and by brokers, dealers and other financial intermediaries (collectively, "Financial Intermediaries") of personal services to holders of Class II Shares and/or the maintenance of shareholder accounts. Each Portfolio also has entered into a distribution and services agreement (the "Distribution and Services Agreement") with Van Kampen Funds Inc. (the "Distributor"), pursuant to which the Distributor acts as the principal underwriter with respect to the each class of its shares and provides services to the Portfolio and acts as agent on behalf of such Portfolio in connection with the implementation of the Service Plan. The Distributor may enter into selling agreements (the "Selling Agreements") with Financial Intermediaries in order to implement the Distribution and Services Agreement, the Service Plan and this Distribution Plan.

1. Each Portfolio hereby is authorized to pay the Distributor a distribution fee with respect to its Class II Shares to compensate the Distributor for activities which are primarily intended to result in the sale of such shares ("distribution related activities") performed by the Distributor with respect to the Class II Shares of the Portfolio. Such distribution related activities include without limitation: (a) printing and distributing copies of any prospectuses and annual and interim reports of the Portfolio (after the Portfolio has prepared and set in type such materials) that are used
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1    Each Portfolio is authorized to offer multiple classes of shares pursuant to a Rule 18f-3 Plan adopted under the 1940 Act.

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by such Distributor in connection with the offering of the Class II Shares; (b)
preparing, printing or otherwise manufacturing and distributing any other literature or materials of any nature used by such Distributor in connection with promoting, distributing or offering the Class II Shares; (c) advertising, promoting and selling Class II Shares to broker-dealers, banks and the public;
(d) distribution related overhead and the provision of information programs and shareholder services intended to enhance the attractiveness of investing in the Class II Shares of the Portfolio; (e) incurring initial outlay expenses in connection with compensating Financial Intermediaries for (i) selling Class II Shares and (ii) providing personal services to shareholders and the maintenance of shareholder accounts of the Class II Shares, including paying interest on and incurring other carrying costs on funds borrowed to pay such initial outlays; and (f) acting as agent for the Portfolio in connection with implementing this Distribution Plan pursuant to the Selling Agreements.

2. The amount of the distribution fee hereby authorized with respect to the Class II Shares of each Portfolio of the Trust shall be as follows: The distribution fee authorized hereby and the service fee authorized pursuant to the Service Plan, in the aggregate, shall not exceed on an annual basis 0.35% of such Portfolio's average daily net assets attributable to Class II Shares. The Portfolio may pay a distribution fee as determined from time to time by its Board of Trustees in an annual amount not to exceed the lesser of (i) (A) 0.35% of the Portfolio's average daily net asset value during such year attributable to Class II Shares minus (B) the amount of the service fee with respect to the Class II Shares actually expended during such year by the Portfolio pursuant to the Service Plan and (ii) the actual amount of distribution related expenses incurred by the Distributor with respect to Class II Shares.

3. Payments pursuant to this Distribution Plan shall not be made more often than monthly upon receipt by a Portfolio of a separate written expense report with respect to the Class II Shares setting forth the expenses qualifying for such reimbursement and the purposes thereof.

4. In the event the amounts payable hereunder do not fully reimburse the Distributor for its actual distribution related expenses with respect to the Class II Shares of a Portfolio, such unreimbursed distribution expenses will be carried forward and paid by the Portfolio hereunder in future years so long as this Distribution Plan remains in effect, subject to applicable laws and regulations. Reimbursements for distribution related expenses payable hereunder with respect to Class II Shares may not be used to subsidize the sale of any other class of shares of such Portfolio.

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5.   No Portfolio shall compensate the Distributor, and neither any Portfolio nor the Distributor shall compensate any Financial Intermediary, for any distribution related expenses incurred with respect to the Class II Shares prior to the later of (a) the implementation of this Distribution Plan with respect to the Class II Shares or (b) the date that such Financial Intermediary enters into a Selling Agreement with the Distributor.

6. Each Portfolio hereby authorizes the Distributor to enter into Selling Agreements with certain Financial Intermediaries to provide compensation to such Financial Intermediaries for activities and services of the type referred to in Paragraph 1 hereof. Prior to the implementation of a Selling Agreement, such agreement shall be approved by a majority of the Board of Trustees of the Trust and a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein by a vote cast in person at a meeting called for the purpose of voting on such Selling Agreements. The Distributor may reallocate all or a portion of its distribution fee to such Financial Intermediaries as compensation for the above-mentioned activities and services. Such reallocation shall be in an amount as set forth from time to time in the prospectus of each Portfolio. Such Selling Agreements shall provide that the Financial Intermediaries shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraphs 3 and 8 hereof.

7. Subject to the provisions of this Distribution Plan, each Portfolio is hereby authorized to pay a distribution fee to any person that is not an "affiliated person" or "interested person" of the Portfolio or its "investment adviser" or "principal underwriter" (as such terms are defined in the 1940 Act) who provides any of the foregoing services for such Portfolio. Such fee shall be paid only pursuant to written agreements between the Trust and such other person the terms of which permit payments to such person only in accordance with the provisions of this Distribution Plan and which have the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein by vote cast separately with respect to the Class II Shares and cast in person at a meeting called for the purpose of voting on such written agreement.

8. Each Portfolio and the Distributor shall prepare written reports and shall submit such reports to the Trust's Board of Trustees on a quarterly basis summarizing all payments made by them pursuant to this Distribution Plan, the Service Plan and

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the agreements contemplated hereby, the purposes for which such payments were made and such other information as the Board of Trustees or the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) may reasonably request from time to time, and the Board of Trustees shall review such reports and other information.

9. This Distribution Plan shall become effective with respect to each respective Portfolio upon its approval by a majority of the Board of Trustees and a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein by vote cast separately with respect to the Class II Shares of each Portfolio cast in person at a meeting called for the purpose of voting on this Distribution Plan.

10. This Distribution Plan and any agreement contemplated hereby shall continue in effect beyond the first anniversary of its adoption by the Board of Trustees of the Trust only so long as (a) its continuation is approved at least annually in the manner set forth in clause paragraph 10 above and (b) the selection and nomination of those trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) are committed to the discretion of such trustees.

11. This Distribution Plan may be terminated with respect to any Portfolio without penalty at any time by a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest therein or by a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Class II Shares of such Portfolio.

12. This Distribution Plan may not be amended with respect to any Portfolio to increase materially the maximum amounts permitted to be expended hereunder except with the approval of a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Class II Shares of such Portfolio and may not be amended in any other material respect except with the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Plan. Amendments required to conform this Distribution Plan to changes in the Rule or to other changes in the 1940 Act or the rules and regulations thereunder shall not be deemed to be material amendments.

13. To the extent any service fees paid by any Portfolio pursuant to the Service

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Plan are deemed to be payments for the financing of any activity primarily intended to result in the sale of Class II Shares issued by the Portfolio within the meaning of the Rule, the terms and provisions of such plan and any payments made pursuant to such plan hereby are authorized pursuant to this Distribution Plan in the amounts and for the purposes authorized in the Service Plan without any further action by the Board of Trustees or the shareholders of such Portfolio. To the extent the terms and provisions of the Service Plan conflict with the terms and provisions of this Distribution Plan, the terms and provisions of the Service Plan shall prevail with respect to amounts payable pursuant thereto. This paragraph 13 is adopted solely due to the uncertainty that may exist with respect to whether payments to be made by a Portfolio pursuant to the Service Plan constitute payments primarily intended to result in the sale of Class II Shares issued by such Portfolio within the meaning of the Rule.

14. The Trustees of the Trust have adopted this Distribution Plan as trustees under the Declaration of Trust of the Trust and the policies of the Trust adopted hereby are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the trust estate.

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                                                                         ANNEX A

                        VAN KAMPEN LIFE INVESTMENT TRUST

Aggressive Growth Portfolio

Asset Allocation Portfolio

Comstock Portfolio

Domestic Income Portfolio

Emerging Growth Portfolio

Enterprise Portfolio

Global Equity Portfolio

Government Portfolio

Growth and Income Portfolio

Money Market Portfolio

Morgan Stanley Real Estate Securities Portfolio

Select Growth Portfolio

Strategic Stock Portfolio

Technology Portfolio


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